Exhibit 99.1

	For:	Equinox Holdings, Inc.

	Investor Contact:	Scott M. Rosen
EVP/Chief Financial Officer
(212) 774-6299

Christine Greany
Tidal Communications, Inc.
(203) 866-4401
For Immediate Release
	Media Contact:	Judy Taylor
Vice President, Public Relations
(212) 774-6330

EQUINOX HOLDINGS REPORTS THIRD QUARTER FINANCIAL RESULTS

—Total Revenue Increases 25%; Comparable Fitness Club Revenue Up 7% —

NEW YORK (November 10, 2004) – Equinox Holdings, Inc. today announced financial results for the third quarter ended September 30, 2004.  Total revenue for the period increased 25% to $36.0 million compared to $28.7 million in 2003.  Revenue from comparable fitness clubs rose 7% for the period.  Operating income in the third quarter increased to $6.0 million versus $5.6 million in the comparable period of 2003.  Adjusted EBITDA was $9.5 million, up 6% compared to $8.9 million in the third quarter of last year.  Operating income and Adjusted EBITDA include approximately $600,000 of costs, including legal fees of $300,000, associated with a legal dispute that involves parking expenses.  Net income was $1.1 million versus $1.9 million in the comparable period of 2003.

For the nine month period ended September 30, 2004, total revenue increased 24% to $106.0 million versus $85.4 million in 2003.  Revenue from comparable fitness clubs rose 7%.  Operating income was $13.5 million compared to $14.9 million in the first nine months of 2003.  Adjusted EBITDA was $24.7 million, essentially flat versus the comparable period of last year.   Operating income and Adjusted EBITDA include approximately $2.3 million of costs, including legal fees of $1.5 million, associated with a legal dispute that involves parking expenses.  Net income was $1.7 million compared to $2.5 million in 2003.

“We are continuing to perform well against our key financial measures, including membership levels, revenues, and adjusted EBITDA,” said Harvey Spevak, president and chief executive officer.  “Overall, the results reflect the enthusiastic consumer response to our services, programs and products, particularly Personal Training, which grew 32% this quarter.”

Mr. Spevak continued, “We’re continuing to expand our position in major markets, including New York, Los Angeles and Chicago.  In December, we plan to open a new club in Santa Monica and enter the northern California market with a flagship location on Pine Street in San Francisco.  Our second location in northern California will open early next year in San Mateo.”

Equinox Holdings, Inc. operates upscale, full-service fitness clubs, catering to the middle- to upper-end market segment.  The company offers an integrated selection of Equinox-branded programs, services and products, including strength and cardio training, group fitness classes, personal training, spa services and products, apparel and food/juice bars.  Since its inception in 1991, Equinox has developed a lifestyle brand that represents service, value, quality, expertise, innovation, attention to detail, market leadership and results.  As of September 30, 2004, the company operated 22 Equinox fitness clubs.

Conference Call Information

The company’s third quarter investor conference call, featuring Harvey Spevak, president and chief executive officer and Scott Rosen, chief financial officer, will be available through a live audio webcast at www.equinoxfitness.com and www.fulldisclosure.com on November 10, 2004 at 11:00 a.m. Eastern Time.  A replay will be available and archived on those web sites the same day beginning at approximately 2:00 p.m. Eastern Time.  A telephone replay will also be available at (888) 286-8010, I.D. #87939492 from approximately 2:00 p.m. Eastern Time through November 17, 2004.

Explanatory Notes

The company defines EBITDA as net income (loss) before interest expense, income taxes and depreciation and amortization.  We present EBITDA because we believe it provides investors

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with useful information regarding our liquidity, including compliance under our debt covenants. Adjusted EBITDA is defined in our $25.0 million credit agreement as EBITDA, adjusted for mark-to-market adjustments for our common stock put warrants, stock compensation expense, write-off of other receivables, management fees and expenses paid to our principal stockholders and non-cash deferred rent.  Non-cash deferred rent expense reflects the difference between accrued rent expense in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and cash rent expense actually paid in a given period, which difference is typically positive in the early years of a lease and negative in the later years of a lease.   EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP. We present the components of Adjusted EBITDA in this release because this measure is a key component in the determination of our compliance with certain covenants under our credit agreement.  EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income, cash flows, or other consolidated income (loss) or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because EBITDA and Adjusted EBITDA are not measures determined in accordance with GAAP and are thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is contained in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements that represent our beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as “may,” “expects,” “should,” or similar expressions.  Because these forward-looking statements are based on management’s current estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: changes in general economic conditions in the United States; changes in operations and prospects; the degree to which we are leveraged; the relative success and timing of our business strategies; our ability to execute and manage our growth strategy; adverse regional conditions; funding needs and financing sources; increased competition in the fitness industry; and actions of third parties, such as legislative bodies and government regulatory agencies.  We assume no obligation and do not intend to update these forward-looking statements.

(tables to follow)

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EQUINOX HOLDINGS, INC.

Unaudited Consolidated Condensed Statements of Income

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenues:
Membership fees	$24,213	$19,439	$69,278	$55,486
Personal training	7,288	5,538	22,649	18,088
Other revenue	4,531	3,769	14,094	11,821
Total revenue	36,032	28,746	106,021	85,395
Expenses:
Compensation and related expenses	14,106	12,167	43,192	35,671
Rent and occupancy	5,352	3,856	15,566	11,986
General and administrative	7,352	4,048	24,093	14,657
Related-party management fees and expenses	210	438	614	981
Stock based compensation	—	35	—	35
Depreciation and amortization	3,032	2,573	9,052	7,157
Total operating expenses	30,052	23,117	92,517	70,487
Income from operations	5,980	5,629	13,504	14,908
Other income (expense):

Interest expense	(4,131)	(3,976)	(12,327)	(11,728)
Interest income	104	48	265	109
Change in fair value of warrants	(231)	1,681	1,337	1,289

Total other expense	(4,258)	(2,247)	(10,725)	(10,330)
Income before provision for income taxes	1,722	3,382	2,779	4,578

Provision for income taxes	(581)	(1,522)	(1,056)	(2,060)

Net income	$1,141	$1,860	$1,723	$2,518

Reconciliation of Adjusted EBITDA to Net Income:

Net income	$1,141	$1,860	$1,723	$2,518
Adjustments:
Interest expense, net of interest income	4,027	3,928	12,062	11,619
Taxes	581	1,522	1,056	2,060
Depreciation	3,032	2,573	9,052	7,157
EBITDA	8,781	9,883	23,893	23,354
Stock based compensation	—	35	—	35
Related-party management fees and expenses	210	438	614	981
Non-cash deferred rent	308	277	1,524	1,659
Mark-to-market warrant adjustment	231	(1,681)	(1,337)	(1,289)
Adjusted EBITDA	$9,530	$8,952	$24,694	$24,740

EQUINOX HOLDINGS, INC.

Consolidated Condensed Balance Sheets

(in thousands)

	September 30, 2004	December 31, 2003
	(unaudited)
Assets
Current assets:
Cash	$38,440	$42,709
Marketable securities	—	70
Accounts receivable - members, less allowance for doubtful accounts of $83 and $112, respectively	2,288	1,546
Due from affiliated entities	636	—
Deferred income taxes	2,527	2,526
Prepaid expenses and other current assets	10,034	8,970
Total current assets	53,925	55,821
Property and equipment, net of accumulated depreciation of $4480 and $3316, respectively	130,559	114,628
Deferred income taxes	4,374	4,375
Other assets	5,078	5,015
Goodwill, net	2,503	2,503
Deferred financing costs, net	6,630	6,961
Total assets	$203,069	$189,303
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$880	$1,087
Accrued expenses	10,151	4,248
Due to affiliated entities	—	787
Deferred revenue	30,142	24,966
Current installments of long-term debt	56	123
Current installments of capital lease obligations	848	1,252
Total current liabilities	42,077	32,463
Deferred revenue	656	495
Long-term debt, excluding current installments	161,385	161,501
Capital lease obligations, net of current installments	877	1,123
Deferred rent	19,775	16,206
Common stock put warrants	8,319	9,654
Due to founding stockholders	3,347	2,936
Total long term liabilities	194,359	191,915
Total liabilities	236,436	224,378
Stockholders’ deficit:
Common stock	94	94
Additional paid-in capital	82,920	82,920
Accumulated other comprehensive income	—	14
Accumulated deficit	(116,381)	(118,103)
Total stockholders’ deficit	(33,367)	(35,075)
Total liabilities and stockholders’ deficit	$203,069	$189,303

EQUINOX HOLDINGS, INC.

Unaudited Consolidated Condensed Statements of Cash Flows

(in thousands)

	For the Nine Months ended September 30,
	2004	2003
Cash flows from operating activities:
Net income	$1,723	$2,518
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,052	7,157
Allowance for doubtful accounts, net of write-offs	(29)	(43)
Non-cash interest expense	996	3,202
Stock based compensation		35
Changes in fair market value of common stock put warrants	(1,337)	(1,289)
Accretive interest expense related to payable to founding stockholders	412	591
Deferred rent	1,524	1,421
Deferred income taxes	—	1,946
Changes in operating assets and liabilities:
Accounts receivable - members	(713)	(207)
Due (to) from affiliated entities, net	(1,423)	347
Prepaid expenses and other current assets	(1,065)	(316)
Other assets	(85)	234
Accounts payable	(206)	(502)
Accrued expenses	5,903	(516)
Deferred revenue	5,336	4,143
Net cash provided by operating activities	20,088	18,721
Cash flows from investing activities:
Redemption of marketable securities	56	—
Purchases of property and equipment	(22,505)	(15,505)
Net cash used in investing activities	(22,449)	(15,505)
Cash flows from financing activities:
Proceeds from long-term debt	—	25,000
Payment of deferred financing costs	(664)	(2,429)
Proceeds from note payable		425
Proceeds from issuance of common stock to existing shareholders for cash	—	10,000
Repayment of note payable	(184)	(19,337)
Repayment of capital lease obligations	(1,060)	(1,199)
Net cash (used) provided by financing activities	(1,908)	12,460
Net (decrease) increase in cash and cash equivalents	(4,269)	15,676
Cash at beginning of year	42,709	1,245
Cash at end of year	$38,440	$16,921
Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$7,483	$6,216
Income taxes	53	1,284
Supplemental disclosure of non-cash investing and financing activities:
Capital lease obligations entered into for fitness equipment	410	891
Deferred rent capitalized during build-out	2,046	1,639